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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Merrill Corporation on Form S-8 of our reports dated March 23, 1993, on our audits of the consolidated financial statements and financial statement schedules of Merrill Corporation as of January 31, 1993 and 1992, and for the years ended January 31, 1993, 1992, and 1991, which reports are incorporated by reference in this Annual Report on Form 10-K for the year ended January 31, 1993. We also consent to the reference to our Firm under Item 5. of the Registration Statement, "Interests of Named Experts and Counsel."

                                          /s/ COOPERS & LYBRAND
                                          COOPERS & LYBRAND

St. Paul, Minnesota
March 11, 1994